Exhibit 99.1

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
ARTICLES OF AMENDMENT

               Cole Real Estate Income Strategy (Daily NAV), Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Section 11.2 of Article XI of the amended and restated charter of the Corporation (the “Charter”) is hereby amended by replacing subsections (b) and (c) in that section in their entirety with the following:

“(b) amendment of the Charter as provided in Article XIII hereof, without the necessity for concurrence by the Board; (c) dissolution of the Corporation, without the necessity for concurrence by the Board;”

SECOND: By unanimous written consent dated December 20, 2011, the Board of Directors of the Corporation duly adopted the amendment to the Charter as set forth above and declared that such amendment was advisable and directed that the proposed amendment be submitted for the consideration and approval of the sole stockholder of the Corporation entitled to vote on this matter.

THIRD: By unanimous written consent dated December 21, 2011 the amendment to the Charter as set forth above was approved by the sole stockholder of the Corporation entitled to vote on this matter.

FOURTH: These Articles of Amendment shall become effective upon filing with the Department.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Executive Officer and President and attested by its Secretary this 22nd day of December, 2011.

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ATTEST:		COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.

By:	/s/ Kenneth R. Christoffersen	By:	/s/ Christopher H. Cole

Name:	Kenneth R. Christoffersen	Name:	Christopher H. Cole
Title:	Secretary	Title:	Chief Executive Officer and President